Exhibit 10.1
[DEED OF GIFT] [Gift Agreement]
Dated: [                                        ]
Parties:
(1) [The Goldman Sachs Group, Inc. or any of its affiliates] (the “Donor”); and
(2) [Name of charitable entity], a [charity (registered charity number [                    ]) and a company limited by guarantee (company registration number: [                    ], with its registered office at [Address]] [public charity exempt under Internal Revenue Code Section 501(c)(3), with its principal office at [Address]] (the “Charitable Entity”)
Background:
The Charitable Entity is [a charity established for general charitable purposes in England and Wales and operating donor advised funds] [a public charity that maintains donor advised funds.]
The Donor wishes to support the activities of the Charitable Entity.
In order to support the charitable activities of the Charitable Entity, the Donor wishes to make a donation to the Charitable Entity [into the account of [Employee Name] pursuant to this deed of donation (this “Deed”)] [for contribution into the donor advised fund established by [Employee Name]] (the “Account”)
1. Covenant To Pay
The Donor shall contribute to the Charitable Entity [Amount] (the “Donation”) in accordance with the provisions of this [Deed] [Agreement].
2. Manner of Payment
The Donation will be made in the form of a [Form of Payment] as soon as reasonably practicable but in any event shall be paid no later than [Date].
3. Application of Donation
The Donation shall be applied by the Charitable Entity to the Account [for the Charitable Entity’s exclusively charitable purposes].
The Charitable Entity retains absolute and unfettered legal control of and discretion over the Donation. [Employee Name] can recommend charitable grants. However, the Charitable Entity has no legal obligation to honor these recommendations.
4. Irrevocable Gift
This [Deed] [Agreement] represents an irrevocable and unconditional obligation that is legally binding on the Donor.

5. Terms and Conditions
The standard terms and conditions of the Charitable Entity in respect of the operation of the Account shall apply to the Donation except to the extent that they conflict with the terms of this [Deed] [Agreement].
6. Governing Law
[This Deed shall be governed by the law of England and Wales and the parties submit to the exclusive jurisdiction of the courts of England and Wales.] [This Agreement will be governed in accordance with the laws of the State of New York applicable to agreements made and performed there, without regard to its conflicts of law principles. The parties irrevocably consent to the exclusive jurisdiction and venue of the federal and state courts in the State and county of New York and the parties waive the defense of an inconvenient forum in any such court.]
[7. Counterparts
This Agreement may be signed in one or more facsimile counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.]
[In witness whereof this agreement has been executed as a deed by the parties and delivered on the date shown above.

Executed as a deed by		)
)
Acting by:	, a director	)

Signature of a director
in the presence of:

Witness signature:

Name:
Address:
Occupation:

Executed as a deed by		)
[Name of Charitable Entity]		)
Acting by:	, a director	)

Signature of a director

In the presence of:

Witness signature:
Name:
Address:
Occupation:]

[If the Charitable Entity agrees to the terms and conditions described above, please sign, or have an authorized representative sign, the enclosed copy and return it to Donor.

Very truly yours,

[The Goldman Sachs Group, Inc. or its Affiliate]

By:
Title: ]

[ACCEPTED AND AGREED TO:

[Name of Charitable Entity]

By:
Title:

Date: ]

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